Exhibit 23.2





                     Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement Nos. 33-41147, 33-51752, 33-84654, 33-95514, 33-21159, 333-50677 and
333-65167 of Nord Pacific Limited on Form S-8 of our report dated March 20, 1998, appearing in and incorporated by reference the Annual Report on Form 10-K of Nord Pacific Limited for the year ended December 31, 1998.




DELOITTE & TOUCHE
Hamilton, Bermuda

March 29, 1999